    As filed with the Securities and Exchange Commission on August 29, 1995
                                                     Registration No. 33-______
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             Registration Statement
                                   Under the
                             Securities Act of 1933


                           AMERICAN BANCORP OF NEVADA
            (Exact Name of Registration as Specified in its Charter)

                NEVADA                                      94-2792608
    -------------------------------                     -------------------
    (State or Other Jurisdiction of                      (I.R.S. Employer
     Incorporation or Organization)                     Identification No.)

                           4425 SPRING MOUNTAIN ROAD
                            LAS VEGAS, NEVADA 89102
                    (Address of Principal Executive Offices)

               AMERICAN BANCORP OF NEVADA 1995 STOCK OPTION PLAN
                            (Full Title of the Plan)

                       JAMES V. BRADHAM, PRESIDENT & CEO
                           4425 SPRING MOUNTAIN ROAD
                            LAS VEGAS, NEVADA 89102
                    (Name and Address of Agent for Service)

                                 (702) 362-7222
         (Telephone Number, including Area Code, of Agent for Service)

                                    Copy to:
                              Thomas Q. Kwan, Esq.
                        Gary Steven Findley & Associates
                           1470 North Hundley Street
                           Anaheim, California 92806
                                 (714) 630-7136


                        CALCULATION OF REGISTRATION FEE

==========================================================================================
  Title of            Amount       Proposed maximum      Proposed maximum      Amount of
securities to         to be             offering             aggregate       registration
be registered     registered(a)    price per share(b)     offering price          fee
- ------------------------------------------------------------------------------------------
Common stock      350,000 Shares         $13.25              $4,593,750        $1,584.05
(No Par Value)
==========================================================================================

(a) The number of shares being registered is the number of shares issuable under the American Bancorp of Nevada 1995 Stock Option Plan (the "1995 Plan"). Because of certain events specified in the 1995 Plan, an indeterminate number of shares may additionally become subject to issuance under the 1995 Plan.

(b) Estimated pursuant to Rule 457(h) solely for the purpose of computing the registration fee, utilizing the $13.125 as the average of the bid and asked price of American Bancorp of Nevada's common stock as of August 28, 1995.
===============================================================================

                                    PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

American Bancorp of Nevada (the "Registrant") hereby incorporates by reference the documents listed below. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

(a) The Registrant's last annual report filed on Form 10-K for December 31, 1994 filed by the Registrant pursuant to Section 13 of the Securities Exchange Act of 1934.

(b) All other reports of the Bancorp filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act since December 31, 1994.

(c) The description of the Registrant's common stock is contained in its Registration Statement on Form S-14 (File No. 2-76974).

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that another statement contained herein or in any other subsequent filed document, which also is incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Bylaws of the Registrant provide for indemnification at the discretion of the Bancorp of directors, officers, agents and employees ("Agents") to the extent allowed by Nevada law. The Articles of Incorporation of the Registrant further provide for the elimination of director and officer liability for damages for breach of fiduciary duty, except for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of a dividend or other distribution in violation of Nevada law. The indemnification laws of the State of Nevada generally allow indemnification, in matters not involving the right of the corporation, to an Agent of the corporation if such person acted in good faith, in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and in the case of a criminal matter, had no reasonable cause to believe the conduct of such person was unlawful. Nevada law, with respect to matters involving the right of a corporation, allows indemnification of an Agent of the corporation, if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation; provided that there shall be no indemnification for matters in which such person shall have been adjudged to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that a court of competent jurisdiction determines that indemnification is proper.

In addition, the Registrant has the power to purchase and maintain insurance on behalf of any Agent of the Registrant against any liability asserted against or incurred by the Agent in such capacity or arising out of the Agent's status as such whether or not the Registrant would have the power to indemnify the agent against such liability under the applicable provisions of the Registrant's Bylaws.

The Registrant has a directors' and officers' insurance policy covering its directors and officers against certain liabilities as permitted by Registrant's bylaws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8.   EXHIBITS                                               PAGE
- ------    --------                                               ----
  4.1     American Bancorp of Nevada 1995 Stock Option Plan        7
  5.1     Opinion re: Legality                                    14
 23.1     Consent of Counsel (contained in Exhibit 5.1)           14
 23.2     Consent of McGladrey & Pullen, LLP                      16
 23.3     Consent of Deloitte & Touche, LLP                       17

ITEM 9.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there unto duly authorized in the City of Las Vegas, Nevada, on August 28, 1995.

                                                AMERICAN BANCORP OF NEVADA




                                                /s/ James V. Bradham
                                                ------------------------------
                                                James V. Bradham
                                                President & CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


/s/ James V. Bradham       , Director, Principal        August 28, 1995
- ---------------------------  Executive Officer
    James V. Bradham


/s/ Keith Ashworth         , Director                   August 28, 1995
- ---------------------------
    Keith Ashworth


/s/ Vern J. Christensen    , Director                   August 28, 1995
- ---------------------------
    Vern J. Christensen


/s/ Elias F. Ghanem, M.D.  , Director                   August 28, 1995
- ---------------------------
    Elias F. Ghanem, M.D.


/s/ Nasser F. Ghanem       , Director                   August 28, 1995
- ---------------------------
    Nasser F. Ghanem


/s/ Joel A. Laub           , Director                   August 28, 1995
- ---------------------------
    Joel A. Laub


/s/ Betty Lou Lehman       , Director                   August 28, 1995
- ---------------------------
    Betty Lou Lehman


                           , Director                   _________, 1995
- ---------------------------
    Darrel A. Luery


/s/ Edward D. Smith        , Director                   August 28, 1995
- ---------------------------
    Edward D. Smith


/s/ Claudine B. Williams   , Chairman                   August 28, 1995
- ---------------------------
    Claudine B. Williams


/s/ Robert E. Olson        , Principal Financial        August 28, 1995
- ---------------------------  Officer, Principal
    Robert E. Olson          Accounting Officer


                                EXHIBIT INDEX


Item No.                   Exhibits                             Page
- --------                   --------                             ----
 4.1     American Bancorp of Nevada 1995 Stock Option Plan        7
 5.1     Opinion re: Legality                                    14
23.1     Consent of Counsel (contained in Exhibit 5.1)           14
23.2     Consent of McGladrey & Pullen, LLP                      16
23.3     Consent of Deloitte & Touche, LLP                       17